Exhibit 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

bokunski@8point3energypartners.com

Media

Veronica Andrade

408-514-4075

vandrade@8point3energypartners.com

8point3 Energy Partners Enters Into Agreement to Acquire 34 Percent Stake in

300-MW Stateline Solar Project

SAN JOSE, Calif., Nov. 14, 2016 – 8point3 Energy Partners (NASDAQ: CAFD) today announced that it has entered into an agreement to acquire First Solar’s (NASDAQ: FSLR) 34 percent stake in its 300-megawatt (MW) Stateline solar project for $329.5 million.

“Consistent with our long-term strategy of acquiring high quality solar projects from our sponsors, we are pleased to add First Solar’s 34 percent minority interest in Stateline to our diversified portfolio,” said Chuck Boynton, CEO of 8point3 Energy Partners. “With the expected acquisition of Stateline, our portfolio will grow to interests in 937MW of solar projects.”

The project is expected to generate approximately $32 million in average annual pre-tax cash distributions and has a 20 year contract life.

The transaction is subject to customary closing conditions and is expected to close on or about December 1, 2016. The partnership expects to fund the acquisition through some combination of cash on hand, a promissory note and borrowings under its existing credit facility.

Located in San Bernardino County, the Stateline project commenced operations in August 2016. The project is majority owned by Southern Company. Southern California Edison is purchasing the power generated by the project under a 20 year power purchase agreement.

About 8point3 Energy Partners

8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corp. to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, November 14, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the partnership’s Transition Report on Form 10-K for the transition period from December 28, 2014 to November 30, 2015, filed with the Securities and Exchange Commission on January 28, 2016. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.